Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of American Battery Technology Company on Form S-3 Amendment No. 2 File No. 333-271954 of our report dated September 12, 2022, with respect to our audits of the consolidated financial statements of American Battery Technology Company as of June 30, 2022 and 2021 and for the years ended June 30, 2022 and 2021 appearing in the Annual Report on Form 10-K of American Battery Technology Company for the year ended June 30, 2022.

/s/ Marcum llp

Marcum llp

Costa Mesa CA

August 3, 2023